Exhibit 10.4

IRONWOOD PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN (As AMENDED AND RESTATED AS OF January 1, 2020)

The following constitute the provisions of the Amended and Restated 2010 Employee Stock Purchase Plan (the “Plan”) of Ironwood Pharmaceuticals, Inc. (the “Company”), as further amended and restated effective as of January 1, 2020 (the “Restatement Date”).

1. Purpose.  The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and to be exempt from the application and requirements of Section 409A of the Code, and the provisions of the Plan are to be construed accordingly.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.  References to the “Board” shall also include any persons to whom the Board of Directors or such committee has delegated authority to make ministerial decisions regarding the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c) “Common Stock” shall mean the Class A Common Stock, $0.001 par value per share, of the Company.
(d) “Company” shall mean Ironwood Pharmaceuticals, Inc., a Delaware corporation.

(e) “Compensation” shall mean total cash compensation received by the Employee from the Company or a Designated Subsidiary that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation received from the Company or a Designated Subsidiary, but excluding relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase or similar plan of the Company or a Designated Subsidiary.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person who is employed by the Company or one of its Designated Subsidiaries for tax purposes and who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

(j) “Enrollment Form” shall mean the form(s) prescribed by the Company from time to time, whether in paper, online or such other electronic or other format as may be determined from time to time, for participation in the Plan, as described in paragraph 5.

(k) “Exercise Date” shall mean the last business day of each Offering Period of the Plan.

(l) “Exercise Price” shall mean with respect to an Offering Period, an amount equal to 85% of the fair market value (as defined in paragraph 7(b)) of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(m) “Offering Date” shall mean the first business day of each Offering Period of the Plan.
(n) “Offering Period” shall mean a period of six months as set forth in paragraph 4 of the Plan.
(o) “Plan” shall mean this Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan, as it may be amended from time to time.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is employed as an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan and subsequent Offering Periods, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.  All Employees granted options under the Plan with respect to any Offering Period will have the same rights and privileges.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the

Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value (or such other amount as may be set forth in Section 423(b)(8) of the Code, as the same may be amended from time to time) of such stock as defined in paragraph 7(b) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (iii) to purchase more than 2,500 shares (subject to any adjustment pursuant to paragraph 18) of Common Stock in any one Offering Period.  Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph 3(b). Notwithstanding the foregoing, for Offering Periods commencing on and after the Restatement Date, the maximum share limitation described in subsection (b)(iii) shall be equal to $25,000 divided by the fair market value (as defined in paragraph 7(b)) of a share of Common Stock on the Offering Date of such Offering Period.

4. Offering Periods.  The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on January 1 and July 1 of each year or the first business day thereafter (or at such other time or times as may be determined by the Board).  The initial Offering Period shall commence July 1, 2010, or on such later date as determined by the Board.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company or its designee prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period.  The Enrollment Form and its submission may be electronic as directed by the Company.  The Enrollment Form shall set forth the percentage of the participant’s Compensation (which shall be expressed as a whole percentage and shall be not less than 1% and, effective as of the Restatement Date, not more than 20%) to be paid as Contributions pursuant to the Plan.  A participant’s Enrollment Form shall continue to be given effect for subsequent Offering Periods under the Plan, subject to the limitations prescribed in the Plan and under applicable law, unless the participant files a new Enrollment Form prior to the first day of a subsequent Offering Period (or such other period set by the Board) or withdraws from the Plan pursuant to paragraph 10.

(b) Payroll deductions shall commence with the first payroll following the Offering Date, unless a later time is set by the Board with respect to a given Offering Period consistent with the requirements of Section 423 of the Code, and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated as provided in paragraph 10.

6. Method of Payment of Contributions.

(a) Each participant shall elect to have payroll deductions made on each payroll during the Offering Period in an amount, expressed as a whole percentage, not less than 1% and, effective as of the Restatement Date, not more than 20% of such participant’s Compensation on each such payroll; provided that the aggregate of such payroll deductions during an Offering Period commencing on or after the Restatement Date shall not exceed 20% of the participant’s aggregate Compensation during said Offering Period (or such other percentage as the Board may establish from time to time before an Offering Date).  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate.  The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Form, if the Enrollment Form is completed at least ten business days prior to such date (or such other period prescribed by the Company), and, if not, as of the beginning of the next succeeding payroll period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b), a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the then-current calendar year if the aggregate amount of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated on or prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Exercise Price; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12.  The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b).

(b) The fair market value of the Common Stock on a given date shall be determined by the Board based on (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system or (ii) if the Common Stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the Common Stock at the close of trading in the over-the-counter market.

8. Exercise of Option.  Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated

Contributions in his or her account.  If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be retained in the participant’s account for the subsequent Offering Period.  Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant.  The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date and, for Exercise Dates occurring after the Restatement Date, such shares shall be immediately available for subsequent sale by a participant, subject to the terms and conditions of the Plan, following the completion of such administrative holding period, if any, as is determined by the Company to be necessary to the efficient administration of the Plan, provided that such period shall not exceed ten (10) business days following the relevant Exercise Date.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery.  Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company or its designee in the time period specified by the Company.  All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option for that Offering Period will be automatically terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company, to the extent the participant is otherwise eligible under the terms of the applicable plan.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning in 2011, equal to the lesser of (i) 1,000,000 shares, (ii) 1% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  The increase in the number of shares of Common Stock available for sale under this Plan set forth in this paragraph 12(a) shall be subject to the approval of the Board and shall be effective upon the first day of each fiscal year; provided, however, that in the event the Board has not approved an increase on or before the first day of the applicable fiscal year, the number of shares of Common Stock available for sale under this Plan shall remain the same until such time that the Board approves an increase pursuant to this paragraph 12(a).

If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Company shall notify each participant of such reduction and of the effect on the participant’s option and the Company may reduce the rate of Contributions, if necessary. Any amounts remaining in a participant’s account not applied to the purchase of shares pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13. Administration.  The Board or its delegated committee or any person to whom the authority to make ministerial decisions regarding the Plan has been delegated by the Board or such committee, in each case, to the extent of such delegation, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash.  In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.  Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

(b) Such designation of a beneficiary may be changed by the participant at any time by submission of the required notice, which may be electronic.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given or made available to participating Employees promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan, the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options set forth in paragraph 12(a) and the number of shares of Common Stock set forth in paragraph 12(a)(i) (collectively, the “Reserves”), the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period set forth in paragraph 3(b), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other reorganization.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time terminate or amend the Plan.  Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant; provided that an Offering Period may be terminated by the Board on or prior to an Exercise Date, or a new Exercise Date with respect to an Offering Period then in progress may be set by the Board, if the Board determines that such action with respect to the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period under its current terms would cause the Company to incur adverse accounting charges under the generally accepted accounting principles applicable to the Plan.  In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion are advisable and consistent with the objectives of the Plan.

20. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance and Limitations on Dispositions of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c) Shares of Common Stock purchased under the Plan prior to the Restatement Date shall be subject to a six-month holding period from the Exercise Date upon which the shares were purchased.  During this time, the shares may not be sold, transferred, withdrawn, or moved; provided, however, that such prohibition will not apply following the death of a participant.  Effective as of the Restatement Date, shares of Common Stock purchased under the Plan on or after the Restatement Date will no longer be subject to a six-month restriction on sale, subject to such other limitations as provided for in the Plan, including Section 8; provided, however, that unless a participant (or his or her beneficiary, if applicable) sells his or her shares of Common Stock purchased under the Plan, such shares cannot otherwise be transferred, withdrawn or moved from the brokerage account to which such shares are deposited upon purchase hereunder until the first business day following the expiration of the Disqualifying Disposition Period, as defined below.

22. Information Regarding Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to provide any information about any transfer of shares of

Common Stock acquired under the Plan that occurs within two years after the first business day of the Offering Period in which such shares were acquired and within one year after the day the shares of Common Stock were purchased (the “Disqualifying Disposition Period”) as may be requested by the Company or any Subsidiary in order to assist it in complying with applicable tax laws.

23. Right to Terminate Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee.

24. Rights as a Stockholder.  Neither the granting of an option nor a deduction from payroll shall result in an Employee being, or being deemed to be, the owner of the shares covered by an option.  No Employee shall have any rights or privileges as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

25. Term of Plan. The Plan became effective upon its adoption by the Board on December 17, 2009 and shall continue in effect for a term of twenty years unless sooner terminated under paragraph 19.

26. Taxes.  Payroll deductions will be made on an after-tax basis.  The Company will have the right to make such provision as it deems necessary for, and may condition the exercise of an option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Common Stock under the Plan.

27. Applicable Law. This Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.